Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest Rate	Maturity Date	December 31, 2018
PPL
U.S.
PPL Capital Funding
Senior Unsecured Notes
69352PAD5	4.200%	06/15/2022	$400
69352PAE3	3.500%	12/01/2022	400
69352PAF0	3.400%	06/01/2023	600
69352PAH6	4.700%	06/01/2043	300
69352PAK9	3.950%	03/15/2024	350
69352PAJ2	5.000%	03/15/2044	400
69352PAL7	3.100%	05/15/2026	650
69352PAM5	4.000%	09/15/2047	500
Total Senior Unsecured Notes			3,600
Junior Subordinated Notes
69352PAC7 [1]	5.468%	03/30/2067	480
69352P202	5.900%	04/30/2073	450
Total Junior Subordinated Notes			930
Total PPL Capital Funding Long-term Debt			4,530
PPL Electric
Senior Secured Notes/First Mortgage Bonds			3,739
Total PPL Electric Long-term Debt			3,739
LKE
Senior Unsecured Notes			725
Term Loan			200
First Mortgage Bonds			3,966
Total LKE Long-term Debt [2]			4,891
Total U.S. Long-term Debt			13,160

	Interest Rate	Maturity Date	December 31, 2018
U.K.
Senior Unsecured Notes
USG7208UAA90	5.375%	05/01/2021	500
USG9796VAE32	7.375%	12/15/2028	202
XS1315962602	3.625%	11/06/2023	637
XS0627333221	5.250%	01/17/2023	892
XS0568142482	6.250%	12/10/2040	319
XS0568142052	6.000%	05/09/2025	319
XS0627336321	5.750%	04/16/2032	1,020
XS0979476602	3.875%	10/17/2024	510
XS0061222484	9.250%	11/09/2020	191
XS0280014282	4.804%	12/21/2037	287
XS0496999219	5.750%	03/23/2040	255
XS0165510313	5.875%	03/25/2027	319
XS0496975110	5.750%	03/23/2040	255
XS1718489898	2.375%	05/16/2029	319
XS1893807120	3.500%	10/16/2026	446
Total Senior Unsecured Notes			6,471
Index-Linked Notes [3]
XS0632038666	2.671%	06/01/2043	218
XS0974143439	1.676%	09/24/2052	153
XS0277685987	1.541%	12/01/2053	190
XS0279320708	1.541%	12/01/2056	217
N/A [4]	0.498%	05/31/2026	139
XS1577901702	0.010%	03/14/2029	68
XS1797949267	0.010%	03/26/2036	39
XS1821535678	0.010%	05/16/2028	39
Total Index-Linked Notes			1,063
Total U.K. Long-term Debt			7,534
Total Long-term Debt Before Adjustments			20,694

Fair market value adjustments			16
Unamortized premium and (discount), net			9
Unamortized debt issuance costs			(120)
Total Long-term Debt			20,599
Less current portion of Long-term Debt			530
Total Long-term Debt, noncurrent			$20,069

	Interest Rate	Maturity Date	December 31, 2018
PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BW1 [5]	1.800%	02/15/2027	$108
524808BX9 [5]	1.800%	09/01/2029	116
70869MAC8	4.000%	10/01/2023	90
69351UAG8	5.150%	12/15/2020	100
69351UAP8	3.000%	09/15/2021	400
69351UAQ6	2.500%	09/01/2022	250
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
69351UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAV7	4.150%	06/15/2048	400
69351UAT0	4.150%	10/01/2045	350
69351UAU7	3.950%	06/01/2047	475
Total Senior Secured Notes			3,739
Total Long-term Debt Before Adjustments			3,739

Unamortized discount			(18)
Unamortized debt issuance costs			(27)
Total Long-term Debt			3,694
Less current portion of Long-term Debt			—
Total Long-term Debt, noncurrent			$3,694

LKE
Senior Unsecured Notes
50188FAD7	3.750%	11/15/2020	$475
50188FAE5	4.375%	10/01/2021	250
Total Senior Unsecured Notes			725
LG&E
First Mortgage Bonds			1,624
Term Loan			200
KU
First Mortgage Bonds			2,342
Total Long-term Debt Before Adjustments			4,891

Unamortized discount			(13)
Unamortized debt issuance costs			(26)
Total Long-term Debt			4,852
Less current portion of Long-term Debt			530
Total Long-term Debt, noncurrent [2]			4,322

	Interest Rate	Maturity Date	December 31, 2018
LG&E
Term Loan	2.97%	10/25/2019	200
First Mortgage Bonds
473044BV6 [5]	1.920%	09/01/2026	23
546676AU1	5.125%	11/15/2040	285
546676AV9	4.650%	11/15/2043	250
546676AW7	3.300%	10/01/2025	300
546676AX5	4.375%	10/01/2045	250
546749AM4 [5]	1.500%	10/01/2033	128
546749AK8 [5]	2.200%	02/01/2035	40
546749AN2 [5]	2.550%	11/01/2027	35
546751AH1 [5]	1.250%	06/01/2033	35
546751AJ7 [5]	1.250%	06/01/2033	31
896221AD0	3.750%	06/01/2033	60
896224AZ5 [5]	2.550%	11/01/2027	35
896224AX0 [5]	2.300%	09/01/2026	27
896224AY8 [6]	1.880%	09/01/2044	125
Total Long-term Debt Before Adjustments			1,824

Unamortized discount			(4)
Unamortized debt issuance costs			(11)
Total Long-term Debt			1,809
Less current portion of Long-term Debt			434
Total Long-term Debt, noncurrent			1,375

	Interest Rate	Maturity Date	December 31, 2018
KU
First Mortgage Bonds
144838AA7 [6]	1.770%	02/01/2032	$21
144838AB5 [6]	1.770%	02/01/2032	2
144838AD1 [5]	1.050%	09/01/2042	96
14483RAQ0	3.375%	02/01/2026	18
14483RAM9 [6]	1.780%	10/01/2034	50
14483RAN7 [6]	1.780%	02/01/2032	78
14483RAP2 [6]	1.770%	10/01/2034	54
491674BE6	3.250%	11/01/2020	500
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BK2	3.300%	10/01/2025	250
491674BL0	4.375%	10/01/2045	250
587824AA1 [6]	1.750%	02/01/2032	8
587829AC6 [6]	1.730%	05/01/2023	13
62479PAA4 [6]	1.770%	02/01/2032	2
Total Long-term Debt Before Adjustments			2,342

Unamortized discount			(8)
Unamortized debt issuance costs			(13)
Total Long-term Debt			2,321
Less current portion of Long-term Debt			96
Total Long-term Debt, noncurrent			$2,225

(1)	Securities are in a floating rate mode through maturity.

(2)	Excludes $650 million of intercompany notes between LKE and an affiliate due 2026 and 2028.

(3)	Principal amount of the notes are adjusted based on changes in a specified index, as detailed in the terms of the related indentures.

(4)	No CUSIP - Facility loan.

(5)	Securities are currently in a term rate mode. Securities may be put back to the company on a date prior to the stated maturity date.

(6)	Securities have a floating rate of interest that periodically resets. Securities may be put back to the company on a date prior to the stated maturity date.